PRESS RELEASE
FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.
950 Third Avenue, 5th Floor
New York, NY 10022

CONTACTS:	Donna Granato
Director, Finance & Investor Relations
646-429-1809
dgranato@mdc-partners.com

MDC PARTNERS INC. REPORTS FIRST QUARTER 2006 RESULTS

HIGHLIGHTS:	Consolidated Revenues up 28% to $117 Million
Marketing Communications Organic Revenue up 15.7%
MDC EBITDA of $8.0 Million up from $1.7 Million
Cash EPS of $0.28 up from $0.09

NEW YORK, NEW YORK (May 4, 2006) - MDC Partners Inc. (“MDC Partners” or the “Company”) today announced its financial results for the first quarter ended March 31, 2006.

Consolidated revenues for the quarter ended March 31, 2006 were $116.6 million, an increase of 28.3% compared to $90.9 million in the same period of 2005. Operating income for the first quarter of 2006 was $1.4 million versus a loss of ($1.0) million reported in the first quarter of 2005. Net loss from continuing operations for the quarter ended March 31, 2006 was ($5.1) million versus ($3.7) million for the same period in 2005. Diluted loss per share from continuing operations for the first quarter of 2006 was ($0.22) compared to ($0.17) last year.

MDC’s share of EBITDA (as defined) increased to $8.0 million in the first quarter of 2006 from $1.7 million in the first quarter of 2005.

Cash earnings per share from continuing operations for the first quarter of 2006 increased to $0.28 compared with $0.09 in the first quarter of 2005.

“We are extremely pleased that the great work our Partner firms have been doing for their clients is translating into strong financial results for the entire organization,” said Miles S. Nadal, Chairman & CEO of MDC Partners.

Group Results

Revenue for the Marketing Communications group was $98.1 million for the first quarter of 2006 compared to $73.7 million in 2005, representing a year-over-year increase of 33.1%. This increase included organic revenue growth of 15.7% for the quarter. Operating income for the Marketing Communications group for the first quarter of 2006 increased by 36.8% to $7.8 million from $5.7 million.

Revenues recorded by the Secure Products group for the first quarter of 2006 were $18.6 million, representing an increase of 8.1% compared to 2005. The Secure Products group posted first quarter operating losses of ($0.4) million, an improvement of $0.2 million compared with the operating loss of ($0.6) million posted during the first quarter of 2005.

“We are pleased that our first quarter 2006 results have followed the favorable growth trend that began in the second half of 2005. In addition, we are proud to report that our recent new business successes have translated into industry leading organic growth results,” said Steven Berns, President and Chief Financial Officer.

The Company will provide significant additional details on its operations and financial results on its conference call (see details below).

Non-GAAP Financial Measures

In addition to its reported results, MDC has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's growth. These non-GAAP financial measures relate to: (1) presenting MDC’s share of EBITDA (as defined) for the first quarter of 2006 and 2005; and (2) presenting Cash Earnings per Share for the first quarter of 2006 and 2005. Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

Conference Call

Management will host a conference call today at 8:30 a.m. (EST) to discuss our first quarter results. The conference call will be accessible by dialing 1-416-644-3422 or toll free 1-800-814-4853. An investor presentation has been posted to our website www.mdc-partners.com and will be referred to during the conference call.

About MDC Partners Inc.

MDC Partners is a leading provider of marketing communications services, and secure transaction products and services, to clients in the United States, Canada, Australia and the United Kingdom. Through its partnership of entrepreneurial firms, its Marketing Communications group provides advertising, specialized communication and consulting services to clients. The Secure Products group provides security products and services in three primary areas including electronic transaction products, secure ticketing products and stamps. MDC Partners Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.SV.A”

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with effects of national and regional economic conditions;
•	the Company’s ability to attract new clients and retain existing clients;
•	the financial success of the Company’s clients;
•
the Company’s ability to remain in compliance with its debt agreements, and the Company’s ability to finance its contingent payment obligations when due and payable including, but not limited to, those relating to “put” options rights;

•	risks arising from identified and potential future material weaknesses in internal control over financial reporting;
•	the Company’s ability to retain and attract key employees;
•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
•	foreign currency fluctuations.

In addition to improving organic growth for its existing operations, the Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended March 31,
	2006	2005

Revenue
Services	$98,074	$73,710
Products	18,566	17,171
	116,640	90,881
Operating Expenses
Cost of services sold	59,740	47,191
Cost of products sold	11,839	10,883
Office and general expenses	35,802	29,254
Depreciation and amortization	7,904	4,513
	115,285	91,841

Operating Income (loss)	1,355	(960)

Other Income (Expenses)
Other income	657	237
Interest expense	(3,282)	(1,336)
Interest income	118	62
Loss from Continuing Operations Before Income Taxes,
Equity in Affiliates and Minority Interests	(1,152)	(1,997)

Income Tax Recovery	497	911

Loss from Continuing Operations Before Equity in
Affiliates and Minority Interests	(655)	(1,086)
Equity in Earnings of Non Consolidated Affiliates	274	183
Minority Interests in Income of Consolidated Subsidiaries	(4,751)	(2,809)

Loss From Continuing Operations	(5,132)	(3,712)
Discontinued Operations	-	(71)
Net Loss	($5,132)	($3,783)

Loss Per Common Share
Basic:
Continuing Operations	($0.22)	($0.17)
Discontinued Operations	-	-
Net Loss	($0.22)	($0.17)

Diluted:
Continuing Operations	($0.22)	($0.17)
Discontinued Operations	-	-
Net Loss	($0.22)	($0.17)

Weighted Average Number of Common Shares:
Basic	23,777,590	22,207,229
Diluted	23,777,590	22,207,229

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Three Months Ended March 31, 2006

	Marketing Communications Group			Secure Products
	Strategic	Customer	Specialized	Group
	Marketing	Relationship	Communication	Secure	Secure	Corporate &
	Services	Management	Serivices	Cards	Paper	Other	Total

Revenue	$60,399	$18,906	$18,769	$6,821	$11,745	-	$116,640

Operating Income (Loss) as Reported	$6,268	$572	$992	($702)	$325	($6,100)	$1,355

Add:
Depreciation and amortization	5,404	1,063	280	485	639	33	7,904
Stock-based compensation	220	6	2,338	-	-	961	3,525

EBITDA *	11,892	1,641	3,610	(217)	964	(5,106)	12,784

Less: Minority Interests	(3,953)	(30)	(768)	-	-	-	(4,751)

MDC's Share of EBITDA**	$7,939	$1,611	$2,842	($217)	$964	($5,106)	$8,033

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization plus stock-based compensation.
**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization plus stock-based compensation less minority interests.

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Three Months Ended March 31, 2005

	Marketing Communications Group			Secure Products
	Strategic	Customer	Specialized	Group
	Marketing	Relationship	Communication	Secure	Secure	Corporate &
	Services	Management	Serivices	Cards	Paper	Other	Total

Revenue	$39,675	$16,343	$17,692	$6,919	$10,252	-	$90,881

Operating Income (Loss) as Reported	$4,013	$64	$1,601	($736)	$156	($6,058)	($960)

Add:
Depreciation and amortization	2,346	854	216	455	608	34	4,513
Stock-based compensation	8	27	-	-	-	957	992

EBITDA*	6,367	945	1,817	(281)	764	(5,067)	4,545

Less: Minority Interests	(2,136)	(1)	(672)	-	-	-	(2,809)

MDC's Share of EBITDA**	$4,231	$944	$1,145	($281)	$764	($5,067)	$1,736

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization plus stock-based compensation.
**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization plus stock-based compensation less minority interests.

SCHEDULE 3

MDC PARTNERS INC.
RECONCILIATION OF (LOSS) FROM CONTINUING
OPERATIONS TO CASH EARNINGS PER SHARE
(US$ in 000s)

	Three Months Ended March 31,
	2006	2005
Net Loss from Continuing Operations	($5,132)	($3,712)
Depreciation & Amortization	8,315	4,729
Stock Based Compensation	3,525	992
Cash Earnings	$6,708	$2,009

Diluted Shares	23,778	22,207

Cash EPS	$0.28	$0.09

SCHEDULE 4

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	March 31,	December 31,
	2006	2005

Assets
Current Assets:
Cash and cash equivalents	$5,298	$12,923
Accounts receivable, net	117,320	117,319
Expenditures billable to clients	19,932	7,838
Inventories	10,188	10,359
Prepaid expenses	5,286	4,401
Other current assets	427	356
Current Assets	158,451	153,196

Fixed assets, net	65,275	63,528
Investment in affiliates	10,682	10,929
Goodwill	196,981	195,026
Other intangible assets	53,272	57,139
Deferred taxes	16,868	16,057
Other assets	12,311	11,440

Total Assets	$513,840	$507,315

Liabilities and Shareholders' Equity
Current Liabilities:
Short term debt	$2,372	$3,739
Revolving credit facilty	66,400	73,500
Accounts payable	73,131	63,452
Accrued and other	77,242	69,891
Advance billings	38,136	38,237
Current portion of long term debt	2,311	2,571
Deferred acquisition consideration	1,067	1,741
Total Current Liabilities	260,659	253,131

Long-term debt	7,957	8,475
Convertible notes	38,527	38,694
Other liabilities	7,837	7,937
Deferred taxes	2,370	2,446
Total Liabilities	317,350	310,683

Minority Interests	45,979	44,484

Shareholders' Equity:
Common stock	183,199	178,590
Share capital to be issued	-	4,209
Additional paid in capital	23,248	20,028
Accumulated deficit	(58,207)	(53,075)
Accumulated other comprehensive income	2,271	2,396
Total Shareholders' Equity	150,511	152,148

Total Liabilities and Shareholders' Equity	$513,840	$507,315